UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
September 4, 2013

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California     90401
(Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 4, 2013, the Board of Directors (the “Board”) of Douglas Emmett, Inc. (the “Company”) amended and restated the Company's Amended and Restated Bylaws (as so amended and restated, the “Bylaws”), effective as of such date. The principal changes made to the Bylaws were to:

•
Update and clarify the procedures for stockholder votes and meetings, including (i) removing the requirement that the annual meeting of stockholders take place during the month of May (Article II, Section 1); (ii) clarifying that (a) notices may be given electronically; (b) minor irregularities in providing notice of stockholders meetings do not affect the validity of the meeting; (c) updating provisions permitting notices of stockholder meetings to be “householded;” and (d) the Company may use a public announcement to postpone or cancel a meeting (Article II, Section 4); (iii) updating provisions for inspectors of elections and allowing the chairman of the meeting to determine the existence of a quorum and the result of the election (Article II, Section 10); (iv) clarifying the procedures for stockholders wishing to request a special meeting (Article II, Section 3); (v) clarifying that a meeting of shareholders may be postponed by press release or other public announcement to a date not more than 120 days after the original record date without setting a new record date (Article VII, Section 4); and (vi) requiring that a stockholder proposing business or a director nominee provide certain additional information and other materials, including (x) information related to hedging activities, (y) an informational questionnaire which typically requests information similar to a public company D&O questionnaire, and (z) written verification of and updates to information previously submitted by that stockholder (Article II, Section 11).

•	Clarify the method and procedure by which directors and officers can resign (Article III, Section 2; Article V, Section 2).

•
Remove provisions that (i) duplicate requirements of the New York Stock Exchange Listed Company Manual (Article IV, Section 1) and (ii) require committees of the Board of Directors to keep minutes of their proceedings (Article IV, Section 3).

•	Clarify that a non executive Chairman is permitted (Article V, Section 7).

•	Update provisions with respect to uncertificated share issuances and share transfers (Article VII, Sections 1 through 3).

•	Remove obsolete language regarding the closing of transfer books in lieu of fixing a record date (Article II, Section 9; Article VII, Section 4).

•	Give certain officers the power to select the financial institutions in which the funds of the Company are deposited (Article VI, Section 3).

•	Expressly state that director and officer indemnification and expense advance rights vest upon election of the director or officer (Article XII).

•
Provide that, unless the Board agrees otherwise, derivative claims, breach of director or officer duty claims, claims pursuant the MGCL or the Company's charter and Bylaws and claims governed by the internal affairs doctrine be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) (Article XIV).

The Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1    Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.
Dated:	September 4, 2013	By:	/s/ THEODORE E. GUTH
Theodore E. Guth
Chief Financial Officer